Exhibit 99.1

CARRIAGE SERVICES ANNOUNCES

◾	ACQUISITION OF FAIRFAX MEMORIAL PARK AND FUNERAL HOME;

◾	COMPANY MILESTONE TWO YEAR SCENARIO;

◾	WILLIAM (BILL) GOETZ JOINS AS PRESIDENT AND CHIEF OPERATING OFFICER AND BOARD MEMBER; AND

◾	CONFERENCE CALL SCHEDULED FOR TUESDAY, DECEMBER 3RD AT 9:30 AM CT.

ACQUISITION OF FAIRFAX MEMORIAL PARK AND FUNERAL HOME

HOUSTON, Dec. 02, 2019 (GLOBE NEWSWIRE) — Mel Payne, Chairman and Chief Executive Officer of Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) stated, “I am excited and very honored to announce that we have signed a definitive agreement to acquire Fairfax Memorial Park and Funeral Home in Fairfax, Virginia, which was co-founded in 1957 by four men including Cornelius H. Doherty and his son Cornelius, Jr. (Neil), and today is led by Neil’s son, Michael (Mike) H. Doherty. Fairfax Memorial Park was founded as a Catholic cemetery under the name Calvary Memorial Park but in 1976 Calvary acquired the adjacent non-sectarian cemetery Fairfax Memory Gardens and combined both cemeteries under the name Fairfax Memorial Park. The funeral home was completed in 2003 and today Fairfax Memorial Park and Funeral Home is recognized as the premier funeral home and cemetery combination business in the large and rapidly growing suburban area immediately west of Washington, D.C.

I had long been aware of the pristine and wonderful reputation of Fairfax Memorial Park and Funeral Home but first met Mike and his wife about ten years ago at an industry conference. Over the years we have spent quality time together at industry conferences and I along with other members of our operating leadership team have had the opportunity to tour the property at various times to learn about its amazing history under three generations of visionary Doherty Family leadership. It is truly an honor for Carriage to have been quickly selected on the front end of their process by Mike and his Board and other legacy shareholders as the succession planning solution for Fairfax Memorial Park and Funeral Home. The closing of our partnership with Fairfax is expected prior to year-end.

We secured Carriage’s first presence in the Washington, DC/Northern Virginia market in 2014 with the Everly Wheatley Funeral Home in Alexandria and Everly Community Funeral Care in Falls Church, which were FTC mandated divestitures related to SCI’s acquisition of Stewart Enterprises. We subsequently identified the rapidly growing greater Washington Metropolitan Area as a large, highly attractive strategic market in which we would like to acquire a much larger portfolio footprint over the next ten years. In 2018 we acquired the wonderful and large Covenant Funeral Homes with chapels in Fredericksburg and Stafford, and now the addition of Fairfax Memorial Park and Funeral Home represents the crown jewel of this geographic capital allocation strategy.

Fairfax currently performs about 850 cemetery interments and 900 funerals annually, whose combined revenue represents the largest single business acquired in the 28-year history of Carriage. Moreover, Fairfax offers the highly unusual opportunity of having such a “Best in Class” reputation, strong competitive standing and demographic profile that the business should grow much larger over the next five, ten and twenty years and enable us to deploy significant amounts of new investment capital into construction of new and innovative inventory projects to satisfy the huge potential for cemetery preneed property sales at investment returns well in excess of our cost of capital. While such a rare and uniquely located signature property and business comes with a premium price, we expect Fairfax to be immediately accretive to our earnings and, in combination with rapidly improving performance from our existing portfolio and three other acquisitions (two closed in October and one scheduled for early 2020), to enable Carriage to achieve several important milestones over the next two years, as shown below:

MILESTONE TWO YEAR SCENARIO

Performance Outlook Scenario	Roughly Right Ranges
Years Ending December 31 (millions)
	2019	2020	2021
Total Revenue	$274 – $276	$318 – $322	$326 – $330
Total Field EBITDA	$109 – $111	$129 – $133	$134 – $138
Total Field EBITDA Margin	39%– 40%	40%– 41%	41%– 42%
Adjusted Consolidated EBITDA	$76 – $78	$94 – $98	$98 – $102
Adjusted Consolidated EBITDA Margin	28% – 29%	29% – 30%	30% – 31%
Adjusted Diluted EPS	$1.30 – $1.35	$1.62 – $1.72	$1.86 – $1.96
Adjusted Free Cash Flow	$42 – $44	$46 – $48	$51 – $53
Total Debt Outstanding	$520 – $530	$485 – $495	$445 – $455
Total Debt to Proforma EBITDA Multiple	5.5 – 5.7	5.0 – 5.2	4.3 – 4.5

The performance milestones reflected in the Roughly Right Scenario above that should be achievable during 2021 after full operational integration in 2020 of Fairfax Memorial Park and Funeral Home, Rest Haven Funeral Home and Cemetery, Lombardo Funeral Homes and one other large combination business in Northern California, expected to close in early 2020, are as follows:

◾	Total Revenue of over $325 million;

◾	Adjusted Consolidated EBITDA of about $100 million;

◾	Adjusted Consolidated EBITDA Margin of over 30%;

◾	Adjusted Diluted EPS of almost $2 per share;

◾	Adjusted Free Cash Flow of over $51 million; and

◾	Total Debt to EBITDA Ratio of less than 4.5 times.

The most important high performance conceptual milestone for Carriage is that we will have achieved Total Revenue and Consolidated EBITDA Margin critical mass as a deathcare operating and consolidation platform, enabling us to have quickly leveraged about $50 million in new and concentrated high margin acquisition revenue into a more predictable and high earnings and free cash flow value creation platform for both our shareholders and debtholders.

We have a strong conviction that being bold now will pay huge performance and valuation dividends later. We are planning to finance the four acquisitions with our existing bank syndicate through an increased bank revolving credit facility. We can now pause our acquisition growth for a year or two while we integrate, operate and optimize our newly acquired earnings and free cash flow power toward a goal of rapidly reducing debt to achieve moderate leverage of less than 4.5 times Total Debt to EBITDA by the end of calendar year 2021.

Our leadership teams throughout the company have never been as deeply skilled and aligned toward the mutually inclusive goals over the next two years of substantially increasing book and cash earnings from broadly higher and sustainable operating and financial performance while simultaneously and substantially reducing debt. We believe that this near term strategy, well executed, will be well received and rewarded by our shareholders, bondholders and banks, who have been wonderfully supportive of our recent bold moves.

WILLIAM (BILL) GOETZ JOINS AS PRESIDENT AND CHIEF OPERATING OFFICER AND BOARD MEMBER

To put a Being The Best ending to this press release, I am honored and excited to announce that William (Bill) Goetz has joined our company as President and Chief Operating Officer and a member of our Board of Directors. I had originally intended to search for a new President and Chief Operating Officer during the first half of 2020 but initiated this search almost one year ago when my son Preston introduced me to Mark Magruder, founder of a boutique executive search firm, Magruder Executive Search. I worked closely with Mark for several months as he first looked under the ‘Carriage covers’ to learn about the uniqueness of Carriage’s culture, the importance of our Managing Partners to the performance power of our Standards Operating Model, and the noble nature of our work with client families. Mark vetted close to 200 candidates before presenting four to me several months ago. Bill was thoroughly vetted by me as well as several members of Carriage’s Board of Directors, senior leadership team and most importantly a large number of Managing Partners in Northern California on his extended tour of our businesses.

Bill is a first class human being both personally and professionally and has a proven record of being an exemplary leader of people. He comes with extraordinary references as to his character and natural leadership abilities and has a long history of success with only three different companies, most recently as Senior Vice President of Sales and Marketing at Sysco Corporation where he reported to the Chairman and CEO. Bill spent the vast majority of his career including two different timeframes totaling 23 years at Cintas Corporation. Bill started at Cintas as a management trainee driving a route truck, a career beginning which he wears humbly as a badge of honor. He later gravitated to sales and marketing and rapidly progressed into other leadership roles including Chief Marketing Officer and President and COO.

While at Cintas Bill was heavily grounded in the high performance ideas and concepts from Jim Collins’ bestselling book, Good To Great, as well as the leadership principles of Jack Welch during his CEO reign at General Electric. Bill has also given back to the communities where he worked, most notably in Houston over the last seven years as a Board Member and currently as Chairman of the Board for the Boys and Girls Club of Greater Houston. In 2020 Bill becomes Chairman of the Boys and Girls Clubs of East Texas Area Council. Bill is also a family man who married his high school sweetheart Joey and together they are proud parents of a daughter and two sons. In other words, Bill is as good as it gets regarding a high performance cultural fit for Carriage, and on behalf of our Board and all of our leadership and employees, I am honored to have him as a leadership partner for our company.

We look forward to a conference call tomorrow morning during which we will explain more comprehensively why Carriage has never had such a bright future both in the short and long term,” concluded Mr. Payne.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, December 3, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-2768278) and ask for the Carriage Services conference call. A replay of the conference call will be available through December 10, 2019 and may be accessed by dialing 855-859-2056 (ID-2768278). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.

The Company’s GAAP financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The Non-GAAP financial measures include “Special Items”, “Total Field EBITDA”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Proforma Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•	Total Field EBITDA is defined as Gross Profit, excluding field depreciation, cemetery property amortization and regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•

Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income.

•

Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•

Proforma Adjusted Consolidated EBITDA is defined as Adjusted Consolidated EBITDA plus annualized EBITDA based on actual EBITDA for the nine months ended September 30, 2019 for two businesses we acquired in the fourth quarter of 2019 and current businesses under a definitive agreement and letter of intent for the 2019 period. Proforma Adjusted Consolidated EBITDA does not reflect proforma adjustments made in compliance with Article 11 of the SEC’s Regulation S-X, and the amounts used to calculate it were derived from internal unaudited accounts.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

•

Total Debt to EBITDA Ratio is defined as Long Term Debt (net of current portion), indebtedness under our bank credit facility, indebtedness under our Convertible Subordinated Notes due 2021 and indebtedness under our Senior Notes due 2026, to Adjusted Consolidated EBITDA.

•

Total Debt to Proforma EBITDA Multiple is defined as Long Term Debt (net of current portion), indebtedness under our bank credit facility, indebtedness under our Convertible Subordinated Notes due 2021 and indebtedness under our Senior Notes due 2026, to Proforma Adjusted Consolidated EBITDA.

Funeral Field EBITDA and Cemetery Field EBITDA

Our operations are conducted in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).

Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.

We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA

Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures

Our Total Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.

Total Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.

Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.

RECONCILIATION OF PERFORMANCE OUTLOOK SCENARIO

Earlier in this press release, we present the Performance Outlook Scenario which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Performance Outlook Scenario is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following five reconciliations are presented at the approximate midpoint of the range in this Performance Outlook Scenario.

Reconciliation of Net Income to Consolidated EBITDA and Field EBITDA for the Estimated Years Ending 2019, 2020 and 2021(in thousands):

	Years Ending December 31,
	2019E	2020E	2021E
Net Income	$18,600	$30,000	$34,200
Total Tax Provision	8,400	11,600	13,300

Pretax Income	27,000	41,600	47,500
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	25,200	31,500	30,000
Depreciation & Amortization, including Non-cash Stock Compensation	23,900	22,900	23,400

Consolidated EBITDA	$76,100	$96,000	$100,900
Overhead	33,900	35,000	36,000

Total Field EBITDA	$110,000	$131,000	$136,900

Revenue	$275,000	$321,000	$329,000
Total Field EBITDA Margin	40.0%	40.8%	41.6%

Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA for the Estimated Years Ending 2019, 2020 and 2021(in thousands):

	Years Ending December 31,
	2019E	2020E	2021E
Consolidated EBITDA	$76,100	$96,000	$100,900
Special Items	1,700	—	—

Adjusted Consolidated EBITDA	$77,800	$96,000	$100,900

Revenue	$275,000	$321,000	$329,000
Adjusted Consolidated EBITDA Margin	28.3%	29.9%	30.7%

Reconciliation of Net Income to Adjusted Net Income for the Estimated Years Ending 2019, 2020 and 2021(in thousands):

	Years Ending December 31,
	2019E	2020E	2021E
Net Income	$18,600	$30,000	$34,200
Special Items	5,600	—	—

Adjusted Net Income	$24,200	$30,000	$34,200

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Estimated Years Ending 2019, 2020 and 2021(in thousands):

	Years Ending December 31,
	2019E	2020E	2021E
GAAP Diluted Earnings Per Share	$1.04	$1.67	$1.91
Special Items	0.31	—	—

Adjusted Diluted Earnings Per Share	$1.35	$1.67	$1.91

Reconciliation of Cash Flow Provided by Operating Activities to Adjusted Free Cash Flow for the Estimated Years Ending 2019, 2020 and 2021(in thousands):

	Years Ending December 31,
	2019E	2020E	2021E
Cash Flow Provided by Operating Activities	$52,000	$56,000	$61,000
Cash used for Maintenance Capital Expenditures	(9,000)	(9,000)	(9,000)

Adjusted Free Cash Flow	$43,000	$47,000	$52,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding the pending acquisition of Fairfax Memorial Park and Funeral Home (the “Fairfax Acquisition”), the effects and timing of the Fairfax Acquisition, the anticipated financing of the Fairfax Acquisition, the anticipated synergies and other benefits of the Fairfax Acquisition and the other pending acquisition and recently closed acquisitions and the effect of such acquisitions on the Company’s financial performance, our “Milestone Two-Year Scenario”, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;
•	our ability to execute our growth strategy;
•	the effects of competition;
•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;
•	changes in the number of deaths in our markets;
•	changes in consumer preferences;
•	our ability to generate preneed sales;
•	the investment performance of our funeral and cemetery trust funds;
•	fluctuations in interest rates;
•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;
•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;
•	increased or unanticipated costs, such as insurance or taxes;
•	our level of indebtedness and the cash required to service our indebtedness;
•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;
•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;
•	consolidation of the funeral and cemetery industry;
•	our ability to close the pending acquisitions as anticipated;
•	our ability to integrate the acquired businesses with our existing business; and
•	other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.

Carriage Services is a leading U.S. provider of funeral and cemetery services and merchandise. Carriage operates 187 funeral homes in 29 states and 30 cemeteries in 11 states.